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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of StaffMark, Inc. on Form S-8 (to be filed on or around June 27, 1997) of our reports dated February 5, 1997 and October 22, 1996 included in StaffMark, Inc.'s Annual Report on Form 10-K, as amended, for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.

Little Rock, Arkansas
June 26, 1997

                                         /s/ ARTHUR ANDERSEN LLP
                                         ---------------------------------------
                                         ARTHUR ANDERSEN LLP